Registration No. 333-

As filed with the Securities and Exchange Commission on May 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	42-09820725
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5556 Highway 9

Armstrong, Iowa 50514

(Address of Principal Executive Offices) (Zip Code)

Art’s-Way Manufacturing Co., Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Michael W. Woods	Copies to:
Chief Financial Officer	Jonathan A. Greene
Art’s-Way Manufacturing Co., Inc.	Wyrick Robbins Yates & Ponton LLP
5556 Highway 9	4101 Lake Boone Trail, Suite 300
Armstrong, Iowa 50514	Raleigh, NC 27607
(712) 864-3131	Telephone: (919) 781-4000
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of Art’s-Way Manufacturing Co., Inc.’s (the “Company” or the “Registrant”) common stock to be issued pursuant to the Art’s-Way Manufacturing Co., Inc. 2020 Equity Incentive Plan, as amended (the “2020 Plan”) and for which a registration statement of the Registrant on Form S-8 relating to the 2020 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on May 4, 2011 (as amended on May 18, 2020) (File No. 333-173914), and May 18, 2020 (File No. 333-238469), relating to the 2020 Plan, as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, filed February 12, 2026.

2.	The portions of the Company’s Proxy Statement, filed March 12, 2026, for the Company’s 2026 Annual Meeting of Stockholders incorporated by reference into the Company’s Annual Report.

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2026, filed April 13, 2026.

4.	The Company’s Current Reports on Form 8-K filed December 29, 2025 and April 22, 2026.

5.	The description of the Company’s Common Stock included on Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such document.

Item 8. Exhibits.

The following table sets forth the exhibits either filed herewith or incorporated herein by reference:

Exhibit No.	Description
4.1

Conformed Certificate of Incorporation of Art’s-Way Manufacturing Co., Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020)

4.2	Conformed Bylaws of Art’s-Way Manufacturing Co., Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020)
5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP
23.1*	Consent of Eide Bailly LLP
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)
99.1	Art’s-Way Manufacturing Co., Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 4, 2020)
99.2*	Amendment No. 1 to the Art’s-Way Manufacturing Co., Inc. 2020 Equity Incentive Plan
99.3	Form of Restricted Stock Agreement under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 4, 2020)
99.4	Form of Restricted Stock Unit Agreement under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed May 4, 2020)
99.5	Form of Incentive Stock Option Award under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed May 4, 2020)
99.6	Form of Non-Qualified Option Award under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed May 4, 2020)
107*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armstrong, State of Iowa, on May 13, 2026.

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Marc H. McConnell
Marc H. McConnell
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of the Registrant do hereby constitute and appoint Marc H. McConnell, Chairman, President and Chief Executive Officer, and Michael W. Woods, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Marc H. McConnell	Chairman, President and Chief Executive Officer	May 13, 2026
Marc H. McConnell	(principal executive officer)

/s/ Michael W. Woods	Chief Financial Officer	May 13, 2026
Michael W. Woods	(principal financial officer and principal accounting officer)

/s/ Thomas E. Buffamante	Director	May 13, 2026
Thomas E. Buffamante

/s/ Randall C. Ramsey	Director	May 13, 2026
Randall C. Ramsey

/s/ Matthew N. Westendorf	Director	May 13, 2026
Matthew N. Westendorf

/s/ David A. White	Director	May 13, 2026
David A. White

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